Exhibit 5.2

November 14, 2022

Board of Directors

Versus Systems Inc.

1558 West Hastings Street

Vancouver BC V6G 3J4 Canada

Re: Registration Statement on Form F-1 for Versus Systems Inc.

Ladies and Gentlemen:

We have acted as New York counsel to Versus Systems Inc., a corporation formed under the laws of the Province of British Columbia (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-1 filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), (File No.333-267896) (the “Registration Statement”) with respect to the registration of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $12,075,000 of Units (the “Units”), with each Unit consisting of either (a) one common share of the Company, with no par value per share (each, a “Common Share” and collectively, the “Common Shares”) or (b) one pre-funded warrant (the “Pre-Funded Warrants”) to purchase one and a half common shares of the Company (the shares issuable upon exercise of the Pre-Funded Warrants the “Pre-Funded Warrant Shares”), and, in the case of both (a) and (b) above, one warrant (the “Unit Warrants”) to purchase one and a half Common Shares (the shares issuable upon exercise of the Unit Warrants the “Unit Warrant Shares”) at an exercise price equal to 100% of the public offering price of the Units; and (ii) a proposed maximum aggregate offering price of $845,250 of Common Shares issuable upon the exercise of warrants (the “Underwriter Warrants” and, together with the Unit Warrant and the Pre-Funded Warrants, the “Warrants”) to purchase Common Shares (the “Underwriter Warrant Shares” and, together with the Unit Warrant Shares and the Pre-Funded Warrant Shares, the “Warrant Shares”) to be issued to Roth Capital Partners (the “Representative”), or its designees, as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company, the Representative and the other underwriters named therein, substantially in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”). The Warrants and the Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Notice of Articles (the “Notice of Articles”) and Articles (the “Articles”) of the Company, each as amended to date and as filed as exhibits to the Registration Statement, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement to be entered into by the Company and the Representative and the form of Warrant Agreement to be entered into by the Company and the Warrant Agent, (v) a certificate executed by an officer of the Company, dated as of the date hereof, (vi) the forms of the Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Our opinion herein is expressed solely with respect to the federal laws of the United States and the New York Business Corporation Law. Our opinion is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Board of Directors

Versus Systems Inc.

November 14, 2022

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	With respect to the Pre-Funded Warrants, provided that (i) the Registration Statement has become effective under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement has been issued) and the Prospectus contained therein has been delivered and filed with the Commission as required by all applicable laws; (ii) the Underwriting Agreement has been duly authorized by the Company and each of the underwriters named therein by all necessary corporate or company action, as applicable; (iii) the Underwriting Agreement is in substantially the form filed as an exhibit to the Registration Statement and has been duly executed and delivered by the Company and each of the underwriters named therein; (iv) the Pre-Funded Warrants are in substantially the form filed as an exhibit to the Registration Statement and have been duly executed and delivered by the Company; (v) the issuance and terms of the Pre-Funded Warrants have been duly authorized by the Company by all necessary corporate action; (vi) the terms of the Pre-Funded Warrants and of their issuance and sale have been duly established in conformity with the Underwriting Agreement and as described in the Registration Statement and the related Prospectus so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles and the Notice of Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vii) the Pre-Funded Warrants have been duly executed and delivered by the Company against payment therefor pursuant to the Underwriting Agreement, the Pre-Funded Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

2.	With respect to the Unit Warrants, provided that (i) the Registration Statement has become effective under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement has been issued) and the Prospectus contained therein has been delivered and filed with the Commission as required by all applicable laws; (ii) the Underwriting Agreement has been duly authorized by the Company and each of the underwriters named therein by all necessary corporate or company action, as applicable; (iii) the Underwriting Agreement is in substantially the form filed as an exhibit to the Registration Statement and has been duly executed and delivered by the Company and each of the underwriters named therein; (iv) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (v) the Warrant Agreement is in substantially the form filed as an exhibit to the Registration Statement and has been duly executed and delivered by the Company and the Warrant Agent; (vi) the issuance and terms of the Unit Warrants have been duly authorized by the Company by all necessary corporate action; (vii) the terms of the Unit Warrants and of their issuance and sale have been duly established in conformity with the Underwriting Agreement and the Warrant Agreement and as described in the Registration Statement and the related Prospectus so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles and the Notice of Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (viii) the Unit Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor pursuant to the Underwriting Agreement, the Unit Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement and the Warrant Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

3.	With respect to the Underwriter Warrants, provided that (i) the Registration Statement has become effective under the Securities Act (and no stop order suspending the effectiveness of the Registration Statement has been issued) and the Prospectus contained therein has been delivered and filed with the Commission as required by all applicable laws; (ii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company and the underwriters named therein by all necessary corporate or company action, as applicable; (iii) the Underwriting Agreement is in substantially the form filed as an exhibit to the Registration Statement; (iv) the issuance and terms of the Underwriter Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Underwriter Warrants and of their issuance and sale have been duly established in conformity with the Underwriting Agreement and as described in the Registration Statement and the related Prospectus so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles and the Notice of Articles, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Underwriter Warrants have been duly executed and delivered by the Company pursuant to the Underwriting Agreement and delivered against payment therefor, the Underwriter Warrants, when issued and sold as contemplated in the Registration Statement and the Prospectus and in accordance with the Underwriting Agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Pryor Cashman LLP